SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 27, 2007

CRITICARE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	39-1501563
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

20925 Crossroads Circle Suite 100 Waukesha, Wisconsin	53186
(Address of principal executive offices)	(Zip Code)

(262) 798-8282
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act
(17 CFR230.425)

        ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the
        Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01   Entry into a Material Definitive Agreement.

Effective March 27, 2007, Criticare Systems, Inc. (the "Company") entered into an Amended and Restated Rights Agreement (the "Amended Rights Agreement") with LaSalle Bank National Association, the Company's current transfer agent, as rights agent. The Amended Rights Agreement amends the original Rights Agreement dated March 27, 1997 between the Company and Firstar Trust Company, the Company's former transfer agent and rights agent, which was scheduled to expire on March 27, 2007. The Amended Rights Agreement amends the original Rights Agreement by: (1) extending the final expiration date of the rights granted under the agreement to March 27, 2017; (2) replacing the Company's rights agent with LaSalle Bank National Association, its current transfer agent; and (3) making certain other immaterial changes. A copy of the form of the Amended Rights Agreement is attached to this report as Exhibit 4.1 and is incorporated herein by reference.

 Section 3 - Securities and Trading Markets

Item 3.03   Material Modification to Rights of Security Holders.

Information required by this Item 3.03 of Form 8-K is disclosed above under Item 1.01.

Section 9 - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(d)    Exhibits

The following exhibit is filed herewith:

Exhibit 4.1 - Amended and Restated Rights Agreement between Criticare Systems, Inc. and LaSalle Bank National Association dated as of March 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Criticare Systems, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        CRITICARE SYSTEMS, INC.
Date: March 27, 2007
        BY  /s/ Joel D. Knudson
            Joel D. Knudson, Vice
            President - Finance